                                     Exhibit 99.2

 1997 Stock Incentive Plan Form of Stock Option Agreement and Notice of Grant



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                           BIOMAGNETIC TECHNOLOGIES, INC.
                              1997 STOCK OPTION PLAN:
                      STOCK OPTION AGREEMENT & NOTICE OF GRANT

     THIS AGREEMENT, made and entered into as of the_____________and between BIOMAGNETIC TECHNOLOGIES, INC., a California corporation, and
____________________, (the "Optionee").


                                W I T N E S S E T H:

     1.   DEFINITIONS.

     (a)  "AGREEMENT" shall mean this stock option agreement.

     (b) "BOARD" shall mean the Board of Directors of the Corporation, as constituted from time to time.

     (c) "CAUSE" shall mean fraud, dishonesty, willful and habitual neglect of or repeated failure to perform properly, the duties assigned to an Optionee or conduct that is contrary to the best interests of the Corporation. Cause shall be determined by the Committee in good faith.

     (d)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "COMMITTEE" shall mean the Compensation committee of the Board in accordance with Section 4 of the Plan.

     (f) "CORPORATION" shall mean Biomagnetic Technologies, Inc., a California corporation.

     (g)  "DATE OF GRANT" shall mean the date of this Agreement.

     (h) "EMPLOYEE" shall mean (i) an individual who is an employee (within the meaning of section 3401(c) of the Code and the regulations thereunder) of the Corporation or of a Parent or Subsidiary or (ii) a director or adviser of the Corporation or of a Parent or Subsidiary. Service as such a director or adviser shall be deemed to be employment and service for all purposes of the Plan except Section 5(b) thereof.

     (i) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of this Option, as specified in Paragraph 2 of this Agreement.

     (j) "INCENTIVE STOCK OPTION" shall mean an option described in section 422(b) of the Code.

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     (k)  "NONQUALIFIED STOCK OPTION" shall mean an option not described in sections 422(b) or 423(b) of the Code.

     (l) "OPTION" shall mean either an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan and entitling the holder to purchase Shares.

     (m) "OPTION PERIOD" shall mean the term of this Option, as specified in Paragraph 4 of this Agreement.

     (n) "PARENT" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (o) "PARTIAL EXERCISE" shall mean an exercise with respect to less than all of the remaining Shares subject to this Option.

     (p) "PLAN" shall mean the Biomagnetic Technologies, Inc. 1997 Stock Option Plan, as it may be amended.

     (q) "PURCHASE PRICE" shall mean the Exercise Price multiplied by the number of Shares with respect to which this Option is exercised.

     (r)  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     (s) "SHARE" shall mean one (1) share of Stock, as adjusted in accordance with Section 10 of the Plan (if applicable).

     (t) "SHAREHOLDERS" shall mean collectively the holders of the Common Stock of the Corporation.

     (u)  "STOCK" shall mean the Common Stock of the Corporation.

     (v) "SUBSIDIARY" shall mean any corporation, if the Corporation and/or one or more other Subsidiaries own at least fifty percent (50%) of the total combined voting power of all classes of outstanding stock or other evidence of ownership in such corporation.

     (w) "TOTAL AND PERMANENT DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

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     2.   GRANT OF OPTION.

     On the terms and conditions stated below, the Corporation hereby grants to the Optionee the option to purchase ________________ for the sum of _________ per Share, which is agreed to be ONE HUNDRED PERCENT (100%) of the fair market value thereof on the Date of Grant.

     This Option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received and read.

     3.   RIGHT TO EXERCISE.

     Subject to the conditions set forth below and the exceptions set forth in Paragraphs 4(a) and 5 of this Agreement, this Option shall become exercisable in cumulative installment as shown on Attachment "A" attached hereto.

     4.   TERM OF OPTION.

     This Option shall in any event expire TEN (10) YEARS after the Date of Grant. In addition, this Option shall expire upon termination of the Optionee's service as Employee, if such termination occurs first, subject to the following provisions:

a) If the termination of service as an Employee is caused by the Optionee's death, then this Option may be exercised in full, whether or not the Option is then exercisable pursuant to its terms, to the extent that it had not previously been exercised, within twelve (12) months after the Optionee's death by the Optionee's executors or administrators or by any person or persons who have acquired this Option directly from the Optionee by bequest or inheritance.

     (b) If an Optionee ceases to be an Employee by reason of his or her termination or removal for Cause, then the Optionee shall have the right to exercise an Option (to the extent not previously exercised and not expired and to the extent that the Option was exercisable under Paragraph 3 of this Agreement on the date of termination) at any time within thirty (30) days following the date of termination or removal; provided, however, that such thirty day period shall be shortened to ten days if the Corporation sends a notice of its intention to purchase shares upon exercise to the Optionee following such termination or removal, in which event the Optionee shall have ten days from the date of such notice to exercise an Option (to the extent not previously exercised and not expired and to the extent that, on termination, the Option has accrued (vested) pursuant to the terms of this
Agreement).   In the event that Optionee exercises an Option within the ten day period described in the preceding sentence, all Shares acquired upon such exercise shall be deemed to be immediately offered to the Corporation for cash purchase by the Corporation or its designee at Fair Market Value, and any purchase by the Corporation or its designee must be consummated within ten days after Optionee's exercise.

     (c) If the termination of service as an Employee is caused by any reason other than for Cause or by death, then this Option (to the extent not previously exercised) may be exercised within a period of three (3) months after the termination (twelve (12) months after the termination if the termination is caused by Total and Permanent Disability), but only to the extent that this Option was exercisable under Paragraph 3 of this Agreement on the date of the termination. If the Optionee dies within such period, this Option (to the extent not previously exercised) may be exercised within twelve (12) months after the Optionee's death by the Optionee's executors or administrators or by any person or persons who have acquired this Option directly from the Optionee by bequest or inheritance, but only to the extent that this Option was exercisable under Paragraph 3 of this Agreement on the date of the termination.

     Notwithstanding any other provision of this Agreement to the contrary, this Option shall not be exercisable after the expiration date set forth in the first sentence of this Paragraph 4.

     For purposes of this Paragraph 4, service as an Employee shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee). Notwithstanding the foregoing sentence, if this Option is designated as an Incentive Stock Option in Paragraph 16 of this Agreement, service as an Employee shall not be deemed to continue beyond the ninetieth (90th) day after the Optionee ceased active employment as a common-law employee, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

     5.   SHARES AND ADJUSTMENTS.

     The Corporation agrees that it will at all times during the Option Period reserve and keep available sufficient authorized but unissued Stock to satisfy the requirements of this Agreement.

     Subject to any required action by the Shareholders, the number of Shares subject to this Option and the Exercise Price shall be adjusted proportionately for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

     In the event of any of the following transactions (a "Corporate Transaction"):

     _ a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation,

     _ the sale, transfer or other disposition of all or substantially all of the assets of the Company,

     _ any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then the exercisability of each option outstanding under the Option Plan shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, an outstanding option under the Option Plan shall not be so accelerated if and to the extent the acceleration of such option is subject to other applicable limitations imposed by the Committee at the time of grant.

     Upon the consummation of the Corporate Transaction, all outstanding options under the Option Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

     The grant of options under the Option Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

     6.   EXERCISE OF OPTION.

     The Optionee or the Optionee's representative may exercise this Option by giving written notice to the Secretary of the Corporation by delivery to the Corporation of an exercise letter in the form attached as Exhibit "B". The letter shall specify the election to exercise the Option, and the number of Shares for which it is being exercised. The letter shall be signed by the person or persons exercising this Option. In the event that this Option is being exercised by the representative of the Optionee, the letter shall be accompanied by proof satisfactory to the Corporation of the representative's right to exercise this Option. The Optionee or the Optionee's representative shall deliver to the Secretary of the Corporation at the time of giving the letter payment in a form which conforms to Paragraph 16 of this Agreement for the full amount of the Purchase Price.

     The Corporation shall thereafter cause to be issued a certificate or certificates for the Shares as to which this Option has been exercised, registered in the name of the person exercising the Option (or (i) in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship, or (ii) to a revocable inter vivos trust of which the Optionee and the Optionee's spouse are both the sole trustees and beneficiaries with right of survivorship). The Corporation shall cause such certificate or certificates to be delivered to or upon the order of the person exercising this Option.

     7.   WITHHOLDING TAXES.

     In the event that the Corporation determines that it is required to withhold federal, state or local tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

     8.   RIGHTS AS A SHAREHOLDER.

     Neither the Optionee nor the Optionee's representative shall have any rights as a Shareholder with respect to any Shares subject to this Option until such Shares have been issued in the name of the Optionee or the Optionee's representative.

     9.   RESTRICTIVE LEGEND.

          Stock certificates evidencing Shares acquired under this Agreement in an unregistered transaction shall bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

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     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED
     UNDER THE SECURITIES ACT OF 1933 ("ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."


     10.  REGISTRATION OF SECURITIES.

     The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

     11.  REMOVAL OF LEGENDS.

     If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such a certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

     12.  NO TRANSFER OR ASSIGNMENT OF OPTION.

     Except as otherwise provided in this Agreement, this Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

     13.  NO EMPLOYMENT RIGHTS.

     Nothing in this Agreement shall be construed as giving the Optionee the right to be retained as an Employee or as impairing the right of the Corporation to terminate his or her service at any time, with or without cause.

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     14.  DESIGNATION OF OPTION.

     The Committee hereby designates this Option as (check one only):
     (a)   X   An Incentive Stock Option (common-law employees only)
     (b)       A Nonqualified Stock Option

     15.  PAYMENT FOR STOCK.

          The entire Purchase Price shall be paid in cash (in U.S. dollars by certified check, cashier's check or personal check), or shares of the Company's Stock owned by the Optionee duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised, or any other legal consideration (or combination thereof) acceptable to the Committee at the time of exercise, in its sole and absolute discretion, subject to any conditions the Committee may impose in the case of payment other than cash.







     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by its officer duly authorized to act on behalf of the Committee, and the Optionee has personally executed this Agreement.

________________________      BIOMAGNETIC TECHNOLOGIES, INC.
Optionee

                              By:________________________________
                                   D.S. Buchanan
                                   President  & C.E.O

                                     EXHIBIT B



                                  EXERCISE LETTER
                               INCENTIVE STOCK OPTION



                           _____________________________
                                       (Name)

                           _____________________________

                           _____________________________
                                     (Address)

                           _____________________________
                                       (Date)

BIOMAGNETIC TECHNOLOGIES, INC.
9727 Pacific Heights Boulevard
San Diego, CA  92121
Attention:     Corporate Secretary

Gentlemen:

     I hereby exercise my right to purchase _______ shares of Common Stock of BIOMAGNETIC TECHNOLOGIES, INC., a California corporation ("Corporation"), pursuant to, and in accordance with, that Stock Option Agreement ("Agreement") dated January 1, 1997. I am also delivering with this notice the consideration called for in the Agreement in the amount of the aggregate exercise price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and _________________________________________, as ___________________________).
            (spouse)                                (style of vesting)

     In making this purchase, I represent to you and agree that:

     1. NATURE OF RISK. I understand the nature of the investment, and I am able to bear the economic risk thereof. I now have and have had access to such information as to the Company's financial condition, operations, products, marketing, sales and management as I have deemed appropriate in evaluating the merits and risks of my prospective investment. Page Two

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Page Two

Name:______________________________
Date:______________________________





     2. TAX MATTERS. I represent and acknowledge my understanding that the stock acquired upon exercise of the option must be held for at least one year after the date of exercise and two years after the date of grant of the option in order for the option to be treated as an Incentive Stock Option under Section 422A of the Internal Revenue Code of 1986, as amended. I understand that my tax treatment may be adversely affected if I sell the stock acquired upon exercise within two years after the option is granted or one year after the date of exercise. I also understand that my exercise may subject me to the alternative minimum tax. I have consulted with my own tax advisor with respect to these matters and the tax consequences generally of this exercise.


               Very truly yours,


               _____________________________________


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                                     EXHIBIT B


                                  EXERCISE LETTER
                             NONQUALIFIED STOCK OPTION

                           _____________________________
                                       (Name)

                           _____________________________

                           _____________________________
                                     (Address)
                           _____________________________
                                       (Date)
BIOMAGNETIC TECHNOLOGIES, INC.
9727 Pacific Heights Boulevard
San Diego, CA  92121
Attention:     Corporate Secretary

Gentlemen:

     I hereby exercise my right to purchase _______ shares of Common Stock of BIOMAGNETIC TECHNOLOGIES, INC., a California corporation ("Corporation"), pursuant to, and in accordance with, that Non-Qualified Stock Option Agreement ("Agreement") dated January 1, 1997. As provided in that Agreement, I deliver herewith a personal, certified or bank cashier's check in the amount of the aggregate option price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and______________________, as____________________).
             (spouse)          (style of vesting)

     In making this purchase, I represent to you and agree that:

     I understand the nature of the investment, and I am able to bear the economic risk thereof. I now have and have had access to such information as to the Company's financial condition, operations, products, marketing, sales and management as I have deemed appropriate in evaluating the merits and risks of my prospective investment.

                                     Very truly yours,



                                      _________________________________